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                                                                     EXHIBIT 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                           1301 McKINNEY, SUITE 5100               HOUSTON
                           HOUSTON, TEXAS 77010-3095            WASHINGTON, D.C.
                                                                    AUSTIN
                                                                  SAN ANTONIO
TELEPHONE: 713/651-5131                                             DALLAS
FACSIMILE: 713/651-5246                                            NEW YORK
                                                                  LOS ANGELES
                                                                    LONDON
                                                                   HONG KONG


                                February 8, 1999


DXP Enterprises, Inc.
7272 Pinemont
Houston, Texas 77040

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1, as amended (Registration No. 333-53387) (the "Registration Statement"), filed by DXP Enterprises, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to
(i) the offer by the Company of 1,700,000 Units (the "Units"), each such Unit comprising one share of the Company's common stock, $.01 par value per share (the "Common Stock"), and one redeemable warrant entitling the holder thereof to purchase one share of the Company's Common Stock at a purchase price of $11.00 (the "Warrants"), and up to 255,000 additional Warrants that may be sold by the Company in the event the underwriters for the offering elect to exercise their option to purchase an additional 255,000 Units to cover over-allotments and (ii) the offer by the selling shareholders of the Company listed in the Registration Statement (the "Selling Shareholders") of up to 255,000 shares of the Common Stock in the event that the underwriters for the offering elect to exercise their over-allotment option.

         As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

         Upon the basis of such examination, we are of the opinion that:

                 (i) The 1,700,000 shares of Common Stock included in the Units offered by the Company, when sold in accordance with the terms set forth in the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.

                 (ii) The 1,700,000 Warrants included in the Units offered by the Company, when sold in accordance with the terms set forth in the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.


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DXP Enterprises, Inc.
February 8, 1999
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                 (iii) The 1,700,000 shares of Common Stock issuable by the
         Company upon exercise of the Warrants, upon exercise thereof in accordance with their terms, will be legally issued, fully paid and nonassessable.

                 (iv) The 255,000 shares of Common Stock offered by the Selling Shareholders included in the Units subject to the Underwriters' over-allotment option have been legally issued and are fully paid and nonassessable.

                 (v) The 255,000 Warrants offered by the Company included in the Units subject to the Underwriters' over-allotment option, when sold in accordance with the terms agreed upon in the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.

                 (vi) The 255,000 shares of Common Stock issuable by the Company upon exercise of the Warrants included in the Units subject to the Underwriters' over-allotment option, upon exercise thereof in accordance with their terms, will be legally issued, fully paid and nonassessable.

                 (vii) The warrant to purchase 170,000 Units offered by the Company to the Underwriters (the "Underwriters Warrant"), when sold in accordance with the terms set forth in the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.

                 (viii) The 170,000 shares of Common Stock issuable by the Company upon exercise of the Underwriters Warrant, upon exercise thereof in accordance with their terms, will be legally issued, fully paid and nonassessable.

                 (ix) The 170,000 Warrants issuable by the Company upon exercise of the Underwriters Warrant, upon exercise thereof in accordance with their terms, will be legally issued, fully paid and nonassessable.


                 (x) The 170,000 shares of Common Stock issuable by the Company upon exercise of the Warrants issuable by the Company upon exercise of the Underwriters Warrant, upon exercise thereof in accordance with their terms, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein.

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DXP Enterprises, Inc.
February 8, 1999
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This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.


                              Very truly yours,

                              /s/ FULBRIGHT & JAWORSKI L.L.P.

                              Fulbright & Jaworski L.L.P.